Exhibit 1
                                                                       ---------


                             JOINT FILING AGREEMENT
                             ----------------------


         This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to beneficial ownership by the undersigned of shares of SNC Common Stock, par value $0.001 per share, and Circle.com Common Stock, par value $0.001 per share, of Snyder Communications, Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934. This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Dated: August __, 2000


                                D.M.S. ENDOWMENT, LLC

                                By: /s/ Daniel M. Snyder
                                   -------------------------------------------
                                     Name:  Daniel M. Snyder
                                     Title: Member


                                USN COLLEGE MARKETING, L.P.

                                By: /s/ Fred Drasner
                                   -------------------------------------------
                                     Name:  Fred Drasner
                                     Title: Partner


                                CHARLES E. SMITH JEWISH DAY
                                  SCHOOL OF GREATER
                                  WASHINGTON, INC.

                                By:/s/ Douglas J. Feith
                                    ------------------------------------------
                                     Name:  Douglas J. Feith
                                     Title: President


                                /s/ Daniel M. Snyder
                            --------------------------------------------------
                                  DANIEL M. SNYDER

                                /s/ Michele D. Snyder
                             -------------------------------------------------
                                   MICHELE D. SNYDER

                               /s/ Mortimer B. Zuckerman
                             -------------------------------------------------
                                   MORTIMER B. ZUCKERMAN

                               /s/ Fred Drasner
                             -------------------------------------------------
                                   FRED DRASNER